                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES



Name of Subsidiary                   State/Country of Incorporation/Organization
------------------                   -------------------------------------------
ICT/Canada Marketing, Inc.                           Canada
Eurotel Marketing Limited                            Ireland
Harvest Resources, Inc.                              Delaware
Yardley Enterprises, Inc.                            Delaware